                                                                      EXHIBIT 12

                   STATEMENT REGARDING COMPUTATION OF RATIOS
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                     GLOBALSTAR TELECOMMUNICATIONS LIMITED

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2002        2001
                                                              --------    --------
Earnings:
  Net loss..................................................  $(36,831)   $(93,617)
     Add:
       Equity in loss applicable to ordinary partnership
        interests of Globalstar, L.P. ......................    36,831      93,617
                                                              --------    --------
Earnings available to cover fixed charges(1)................  $     --    $     --
                                                              ========    ========
Fixed charges -- preferred dividends........................  $ 14,876    $ 20,282
                                                              ========    ========
Ratio of earnings to fixed charges..........................       N/A         N/A
                                                              ========    ========
Deficiency to cover fixed charges...........................  $ 14,876    $ 20,282
                                                              ========    ========

---------------

(1) The earnings of GTL available to cover fixed charges, consist solely of dividends from Globalstar, L.P. on the redeemable preferred partnership interests held by GTL.

                    GLOBALSTAR, L.P., A DEBTOR-IN-POSSESSION

                 DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES
                                 (IN THOUSANDS)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                2002         2001
                                                              ---------    ---------
Net loss....................................................  $(113,603)   $(397,772)
Dividends on redeemable preferred partnership interests.....     (2,887)     (20,282)
                                                              ---------    ---------
Deficiency of earnings to cover fixed charges...............  $(116,490)   $(418,054)
                                                              =========    =========